Exhibit 99.1

Encore Capital Group Announces First Quarter 2026 Financial Results

•Favorable purchasing conditions continue in U.S. market
•Global portfolio purchases of $363 million, including $316 million in U.S.
•Global collections up 19% to record $718 million
•Earnings per share of $3.86

SAN DIEGO, May 6, 2026 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the first quarter ended March 31, 2026.
“Encore delivered another quarter of strong performance in Q1 as our industry leadership and operational improvement remain on full display,” said Ashish Masih, President and Chief Executive Officer. “Our business continues to thrive with solid first quarter portfolio purchases of $363 million and record collections of $718 million, which were up 19% compared to a year ago. This collections performance helped earnings increase sharply, with first quarter earnings per share of $3.86 up 100% compared to $1.93 per share a year ago.”

“Our MCM business in the U.S. continues to deliver very strong results. Capitalizing on the ongoing attractive market opportunity in the U.S. driven by ample portfolio supply, MCM portfolio purchases in the first quarter were $316 million, one of our strongest portfolio purchasing quarters ever. MCM also delivered record collections of $556 million in the first quarter, up 23% compared to Q1 a year ago. This exceptional collections performance is the result of strong execution and continued significant portfolio purchasing as well as the deployment of new technologies, enhanced digital capabilities and continued operational innovation.”
“Our Cabot business in Europe delivered a solid first quarter. Portfolio purchases of $47 million were consistent with Cabot’s recent historical trend while collections of $161 million were up 7% compared to the first quarter last year.”

“As a result of our strong start to the year, we are raising our global collections guidance and now expect our full-year 2026 collections to be approximately $2.8 billion, reflecting year-over-year growth of 8%. Additionally, we are raising our earnings guidance and now expect our earnings per share in 2026 to increase 19% to $13.00. Our guidance for portfolio purchasing remains unchanged from our view in February as we continue to anticipate our global portfolio purchases this year to be within a range from $1.4 billion to $1.5 billion. As always, we remain committed to the critical role we play in the consumer credit ecosystem and to helping consumers restore their financial health,” said Masih.
In the first quarter, the company repurchased $20 million of its shares of common stock.

Encore Capital Group, Inc.

Financial Highlights for the First Quarter of 2026:

	Three Months Ended March 31,
(in thousands, except percentages and earnings per share)	2026	2025	Change
Portfolio purchases(1)	$362,841	$367,851	(1)%
Average receivable portfolios(2)	$4,404,473	$3,864,450	14%
Estimated Remaining Collections (ERC)	$9,825,266	$8,862,661	11%
Collections	$718,414	$604,807	19%
Revenues	$475,411	$392,775	21%
Operating expenses	$291,419	$263,432	11%
Net income	$86,243	$46,796	84%
Earnings per share	$3.86	$1.93	100%
______________________
(1)Includes U.S. purchases of $315.8 million and $316.4 million, and Europe purchases of $47.0 million and $51.5 million in Q1 2026 and Q1 2025, respectively.
(2)Represents the average of receivable portfolios for the quarter (sum of receivable portfolios at the beginning and end of the quarter divided by 2).

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 6, 2026, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss first quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Adjusted EBITDA has not been prepared in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. A reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure is below.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including purchases and collections), performance, supply and pricing, liquidity, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent report on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$227,204	$156,784
Receivable portfolios, net	4,437,415	4,371,532
Property and equipment, net	79,292	82,080
Other assets	177,163	193,113
Goodwill	529,487	536,291
Total assets	$5,450,561	$5,339,800
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$252,277	$230,261
Borrowings	4,033,301	4,001,293
Other liabilities	130,175	131,496
Total liabilities	4,415,753	4,363,050
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 21,499 and 21,688 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	215	217
Additional paid-in capital	—	—
Accumulated earnings	1,167,038	1,104,640
Accumulated other comprehensive loss	(132,445)	(128,107)
Total stockholders’ equity	1,034,808	976,750
Total liabilities and stockholders’ equity	$5,450,561	$5,339,800

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the condensed consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$50,115	$40,256
Receivable portfolios, net	1,177,046	1,151,221
Other assets	4,392	3,540
Liabilities
Accounts payable and accrued liabilities	2,986	3,101
Borrowings	783,444	791,182
Other liabilities	1,352	2,774

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues
Portfolio revenue	$390,019	$345,218
Changes in recoveries	62,740	21,464
Total debt purchasing revenue	452,759	366,682
Servicing revenue	20,638	22,547
Other revenues	2,014	3,546
Total revenues	475,411	392,775
Operating expenses
Salaries and employee benefits	114,541	105,932
Cost of legal collections	89,221	68,013
General and administrative expenses	39,629	41,018
Other operating expenses	34,833	34,252
Collection agency commissions	6,337	6,873
Depreciation and amortization	6,858	7,344
Total operating expenses	291,419	263,432
Income from operations	183,992	129,343
Other expense
Interest expense	(73,050)	(70,530)
Other income	790	1,647
Total other expense	(72,260)	(68,883)
Income before income taxes	111,732	60,460
Provision for income taxes	(25,489)	(13,664)
Net income	$86,243	$46,796

Earnings per share:
Basic	$3.97	$1.96
Diluted	$3.86	$1.93

Weighted average shares outstanding:
Basic	21,728	23,879
Diluted	22,320	24,269

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net income	$86,243	$46,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,858	7,344
Other non-cash interest expense, net	2,537	3,544
Stock-based compensation expense	4,575	3,424
Changes in recoveries	(62,740)	(21,464)
Other, net	4,681	1,737
Changes in operating assets and liabilities
Other assets	4,892	(3,499)
Accounts payable, accrued liabilities and other liabilities	35,280	7,401
Net cash provided by operating activities	82,326	45,283
Investing activities:
Purchases of receivable portfolios, net of put-backs	(359,463)	(362,712)
Collections applied to receivable portfolios	328,395	259,589
Purchases of property and equipment	(4,856)	(6,990)
Other, net	8,517	9,835
Net cash used in investing activities	(27,407)	(100,278)
Financing activities:
Payment of loan and debt refinancing costs	(1,109)	(255)
Proceeds from credit facilities	358,021	246,426
Repayment of credit facilities	(304,185)	(185,831)
Repurchase and retirement of common stock	(20,092)	(10,004)
Other, net	(14,026)	(9,999)
Net cash provided by financing activities	18,609	40,337
Net increase (decrease) in cash and cash equivalents	73,528	(14,658)
Effect of exchange rate changes on cash and cash equivalents	(3,108)	1,910
Cash and cash equivalents, beginning of period	156,784	199,865
Cash and cash equivalents, end of period	$227,204	$187,117

Supplemental disclosures of cash flow information:
Cash paid for interest	$37,343	$41,303
Cash paid for income taxes, net of refunds	860	1,247
Supplemental schedule of non-cash investing activities:
Receivable portfolios transferred to real estate owned	$1,020	$1,040

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics
Adjusted EBITDA

	Three Months Ended March 31,
(in thousands, unaudited)	2026	2025
GAAP net income, as reported	$86,243	$46,796
Adjustments:
Interest expense	73,050	70,530
Interest income	(1,094)	(1,546)
Provision for income taxes	25,489	13,664
Depreciation and amortization	6,858	7,344
Stock-based compensation expense	4,575	3,424
Acquisition, integration and restructuring related expenses(1)	1,465	248
Adjusted EBITDA	$196,586	$140,460
Collections applied to principal balance(2)	$269,469	$244,300
________________________

(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and, when applicable, other receivable portfolios. A reconciliation of “collections applied to receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending March 31, 2026.